Exhibit 99.1

Jefferies Announces Quarterly Results

  Net Revenues of $349 Million
  Net Loss of $24 Million
  Loss Per Share of $0.17
  Investment Banking Revenues up 15% to $167 Million

NEW YORK--(BUSINESS WIRE)--Jefferies Group, Inc. (NYSE: JEF) today announced financial results for the fourth quarter ended December 31, 2007.

Highlights for the fourth quarter ended December 31, 2007:

  Net revenues were $349.4 million, compared to $374.2 million for the fourth quarter of 2006.
  Net loss was $24.2 million, compared to net earnings of $55.8 million for the fourth quarter of 2006.
  Net loss per share (diluted) was $0.17, compared to net earnings per share (diluted) of $0.38 for the fourth quarter of 2006.
  Investment banking revenues were up 15% to $167.2 million, compared to $145.2 million for the fourth quarter of 2006.

Highlights for the year ended December 31, 2007:

  Net revenues were $1.6 billion, compared to $1.5 billion for the year ended 2006.
  Net earnings were $144.7 million, compared to $205.8 million in for the year ended 2006.
  Net earnings per share (diluted) were $0.97, compared to $1.42 for the year ended 2006.
  Investment banking revenues were $750.2 million, compared to $540.6 million for the year ended 2006.

“Despite the incredibly difficult second half of 2007, we completed the year with record net revenues and the third best net earnings in Jefferies’ 46-year history,” commented Richard B. Handler, Chairman and Chief Executive Officer of Jefferies. “We are not satisfied with our results in the fourth quarter but believe our franchise is intact, our balance sheet is strong, and our 2,543 employee-shareholders are committed to doing our absolute best, regardless of the environment.”

Conference Call

A conference call with management discussion of financial results for the fourth quarter and year ended December 31, 2007 will be held on January 23, 2008 at 9:00 AM Eastern and can be accessed at (706) 634-9290. A replay of the call will be available two hours post-call at (402) 977-9140 (code: 21370677). A live audio webcast and delayed replay will also be available under “Investor Relations” at www.jefferies.com. Questions for consideration by management can be submitted in advance through “Contact Us” at www.jefferies.com or by calling 203-708-5975 by 8:30 AM Eastern on January 23, 2008.

About Jefferies

Jefferies, a global investment bank and institutional securities firm, has served growing and mid-sized companies and their investors for over 45 years. Headquartered in New York, with more than 25 offices around the world, Jefferies provides clients with capital markets and financial advisory services, institutional brokerage, securities research and asset management. The firm is a leading provider of trade execution in equity, high yield, convertible and international securities for institutional investors and high net worth individuals. Jefferies & Company, Inc. is the principal operating subsidiary of Jefferies Group, Inc. (NYSE: JEF; www.jefferies.com). Jefferies International Limited is a UK-incorporated, wholly owned subsidiary of Jefferies Group, Inc.

JEFFERIES GROUP, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF EARNINGS (Amounts in Thousands, Except Per Share Amounts) (Unaudited)

	Three Months Ended		Twelve Months Ended
	Dec. 31, 2007	Dec. 31, 2006	Dec. 31, 2007	Dec. 31, 2006

Revenues:
Commissions	$99,823	$72,092	$355,601	$280,681
Principal transactions	69,570	114,914	390,374	468,002
Investment banking	167,204	145,167	750,192	540,596
Asset management fees and
investment income (loss) from managed funds	(6,052)	29,418	23,534	109,550
Interest	328,926	143,847	1,174,883	528,882
Other	2,831	7,910	24,311	35,497
Total revenues	662,302	513,348	2,718,895	1,963,208
Interest expense	312,905	139,113	1,150,805	505,606
Revenues, net of interest expense	349,397	374,235	1,568,090	1,457,602

Non-interest expenses:
Compensation and benefits	283,538	197,425	946,309	791,255
Floor brokerage and clearing fees	21,587	16,201	71,851	62,564
Technology and communications	31,783	20,977	103,763	80,840
Occupancy and equipment rental	20,450	15,402	76,765	59,792
Business development	17,614	12,577	56,594	48,634
Other	15,896	17,458	67,074	65,863
Total non-interest expenses	390,868	280,040	1,322,356	1,108,948

(Loss)/earnings before income taxes, minority
interest and cumulative effect of change
in accounting principle, net	(41,471)	94,195	245,734	348,654
Income tax (benefit)/expense	(14,134)	38,018	93,178	137,541
(Loss)/earnings before minority interest and cumulative effect
of change in accounting principle, net	(27,337)	56,177	152,556	211,113
Minority interest in (loss) earnings of
consolidated subsidiaries, net	(3,135)	394	7,891	6,969
(Loss)/earnings before cumulative effect of change
in accounting principle, net	(24,202)	55,783	144,665	204,144
Cumulative effect of change in accounting principle, net	-	-	-	1,606
Net (loss)/earnings	($24,202)	$55,783	$144,665	$205,750

(Loss)/earnings per share:
Basic-
(Loss)/earnings before cumulative effect of
change in accounting principle, net	($0.17)	$0.41	$1.02	$1.53
Cumulative effect of change in accounting principle, net	-	-	-	0.01
Net (Loss)/earnings	($0.17)	$0.41	$1.02	$1.54

Diluted-
(Loss)/earnings before cumulative effect of
change in accounting principle, net	($0.17)	$0.38	$0.97	$1.41
Cumulative effect of change in accounting principle, net	-	-	-	0.01
Net (Loss)/earnings	($0.17)	$0.38	$0.97	$1.42

Weighted average shares:
Basic	140,726	136,438	141,515	133,898
Diluted	140,726	150,599	153,807	147,531

Effective Tax Rate	34.1%	40.4%	37.9%	39.4%
JEFFERIES GROUP, INC. AND SUBSIDIARIES SELECTED STATISTICAL INFORMATION (Amounts in Thousands, Except Per Share Amounts) (Unaudited)

	Quarters ended
	12/31/2007	9/30/2007	6/30/2007	3/31/2007	12/31/2006	9/30/2006
Statement of Earnings
Revenues, net of interest expense	$349,397	$334,424	$465,460	$418,809	$374,235	$340,610
Non-interest expenses:
Compensation and benefits	283,538	183,503	251,602	227,666	197,425	184,421
Non-personnel expenses	107,330	95,600	85,467	87,650	82,615	79,852
(Loss)/earnings before income taxes,
minority interest and cumulative effect
of change in accounting principle, net	(41,471)	55,321	128,391	103,493	94,195	76,337
Income tax (benefit)/expense	(14,134)	21,608	45,046	40,658	38,018	29,734
(Loss)/earnings before minority interest
and cumulative effect of change
in accounting principle, net	(27,337)	33,713	83,345	62,835	56,177	46,603
Minority interest in (loss) earnings of
consolidated subsidiaries, net	(3,135)	(5,060)	15,510	576	394	663
Net (loss)/earnings	($24,202)	$38,773	$67,835	$62,259	$55,783	$45,940

Diluted (loss)/earnings per share	($0.17)	$0.26	$0.45	$0.42	$0.38	$0.32

Financial Ratios
Pretax operating margin	-11.9%	16.5%	27.6%	24.7%	25.2%	22.4%
Compensation and benefits / net revenues	81.2%	54.9%	54.1%	54.4%	52.8%	54.1%
Effective tax rate	34.1%	39.1%	35.1%	39.3%	40.4%	39.0%
JEFFERIES GROUP, INC. AND SUBSIDIARIES SELECTED STATISTICAL INFORMATION (Amounts in Thousands, Except Per Share Amounts) (Unaudited)

	Quarters ended
	12/31/2007	9/30/2007	6/30/2007	3/31/2007	12/31/2006	9/30/2006
Revenues by Source
Equities	$139,248	$140,296	$144,563	$173,057	$151,974	$112,635
Fixed Income & Commodities
Fixed Income (excluding high yield)
and Commodities	36,201	16,502	40,443	46,128	32,964	50,871
High Yield	(3,225)	(7,387)	34,123	10,337	9,978	11,188
Fixed Income & Commodities Total	32,976	9,115	74,566	56,465	42,942	62,059

Total	172,224	149,411	219,129	229,522	194,916	174,694

Investment banking	167,204	189,780	223,093	170,115	145,167	144,763

Asset management fees and investment income (loss) from managed funds:
Asset management fees	6,419	5,369	7,294	9,451	14,190	6,345
Investment income (loss) from managed funds	(12,471)	(11,652)	6,090	13,034	15,228	10,438
Total	(6,052)	(6,283)	13,384	22,485	29,418	16,783
Interest	328,926	334,056	310,739	201,162	143,847	132,424
Total revenues	$662,302	$666,964	$766,345	$623,284	$513,348	$468,664

Other Data
Number of trading days	64	63	63	61	63	63
Average employees	2,521	2,472	2,319	2,265	2,239	2,212
Common shares outstanding	124,453	125,657	125,740	124,238	119,547	118,876
Weighted average shares:
Basic	140,726	142,822	142,092	140,897	136,438	135,140
Diluted	140,726	155,480	154,301	152,058	150,599	148,908

As of December 31, 2007, stockholders' equity amounted to $1.8 billion, resulting in book value of $14.15 per share.

CONTACT:
Jefferies Group, Inc.
Peregrine Broadbent, 212-284-2338
Chief Financial Officer